***Denotes certain parts that have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MERIDIAN CO., Ltd

and

LaserLipo sarl

EXCLUSIVE DISTRIBUTION
AGREEMENT

FRANCE

December 2007.

EXCLUSIVE DISTRIBUTION AGREEMENT

THIS AGREEMENT dated as of 7th of December, 2007.

BETWEEN

1.

MERIDIAN CO. LTD., a company incorporated under the laws of the Republic of Korea, having its principal office located at 3FL, Poonglim Techone B/D, 273-10, Sungsu-Dong 2 Ga, Seongdong-Gu, Seoul, Korea (the "Manufacturer"); and

2.	LASERLIPO SARL, a company incorporated under the laws of the France (the "Distributor").

(Individually referred to as a “Party” and collectively as the “Parties”)

WHEREAS

A.	Manufacturer is a manufacturer and distributor of medical devices, including the Product, which forms the subject matter of this Agreement;

B.	Distributor is engaged in the business of the sale and distribution of specialty medical devices and related products in the Territory;

C.

Manufacturer and Distributor wish to enter into this Agreement to appoint Distributor as the exclusive distributor of the Product in the Territory, subject to the terms and conditions of this Agreement.

           NOW IT IS HEREBY AGREED as follows:

1.        Definitions

            In this Agreement, any terms not otherwise defined in the Agreement shall have the following meanings:

“Delivery”	means the physical delivery by the Manufacturer and acceptance of the Product by the Distributor, which shall be at Incheon airport / Busan seaport or as agreed in writing between the Parties;

"Effective Date"	means the date first written above;

"FOB"	means free on board the location indicated;

"Product"	means the Lapex 2000 BCS, as modified or improved from time to time, manufactured and distributed by Manufacturer;

"Qualified End- user"	means a purchaser of a Product from Distributor;

"Term"	means the term of this Agreement set forth in Clause 15.1;

"Territory"	means the Country of France and all of its dependant Islands – normally known as France Dom Tom. and Monaco;

"Trademarks"	means all trademarks and trade names owned, adopted or licensed by Manufacturer;

"Unit"	means one unit of the Product.

2.	Grant of Exclusive Distributorship

2.1.

Manufacturer hereby appoints Distributor as the exclusive distributor of the Product in the Territory, and Distributor hereby accepts such appointment, subject to the terms and conditions of this Agreement. Manufacturer shall not sell or authorize the sale of the Product within the Territory other than by or through Distributor without the prior written consent of Distributor.

2.2.	Distributor shall not import, export, purchase, sell or distribute any lines or products that directly compete with the Product covered by this Agreement.

2.3.	Distributor shall not have a business relationship of any kind with a company that produces any goods that compete with the Product.

2.4.	Distributor shall not directly or indirectly distribute the Product outside the Territory without the prior written consent of Manufacturer.

3.	Effective Date

This Agreement shall take effect on the Effective Date.

4.	Minimum Purchase Requirements

4.1.	Distributor shall place the following minimum orders during the Term of the Agreement:

	4.1.1.	*** Units in 1[s] year of the Term; and

	4.1.2.	*** Units in 2nd year of the Term; and

	4.1.3.	*** Units in 3rd year of the Term

4.2.	The first purchase order placed pursuant to this Agreement shall be for *** Units and shall be issued concurrently with the execution of this Agreement.

4.3.	All future purchase orders by the Distributor shall be in accordance with the Purchasing Schedule, as detailed at Appendix 1.

4.4.	All purchase orders for any month shall be placed no later than the end of the previous month.

4.5.

If Distributor is in breach of the above covenants and such breach was not caused by the failure of Manufacturer to timely ship the Product, Manufacturer may, at its option, terminate this Agreement in accordance with the provisions of Clause 15.2.1.

5.	Pricing and Payment Terms

5.1.	The Unit purchase price hereunder shall be $***.

5.2.	All prices are based on FOB port of departure in Korea or FCA Korean airport.

5.3.	All orders shall be accompanied by 50% payment and the residue payment to be made upon confirmation of completion of the order prior to shipping.

5.4.	Unless otherwise agreed upon by Manufacturer, all payments hereunder shall be made by wire transfer (Telegraphic transfer).

6.	Other Terms of Sale

Manufacturer shall ship all Product within three (3) weeks after receipt of purchase order together with 50% pre-payment and 50% on order completion.

7.	Custom Clearance, Import Authorization, Etc.

Distributor shall be responsible for all legal and regulatory issues respecting the import and distribution of the subject matter of this Agreement, including custom clearance, import authorization and regional regulatory approvals, except Manufacturer shall be responsible for CE approval for the Product.

8.	Transfer of Title, Risk of Loss, Etc.

8.1.

Risk of loss due to damage or destruction of the Product caused after Delivery shall be borne by Distributor. Confiscation, destruction, theft or other loss, or any damage to, the Product after Delivery shall not diminish or release the liability of Distributor to pay for the Product, except where due to the negligence, intentional act or omission to act, of Manufacturer.

8.2.

The Manufacturer hereby agrees to be liable for any detectible and obvious damage sustained by the Product prior to Delivery and any undetectable damage that occurred prior to Delivery but was only discoverable after Delivery in accordance with Clause 16.

8.3.

Subject to Clause 8.2, Distributor is responsible for and shall pay all transportation, delivery, insurance and other charges associated with the Product after Delivery of the Product to Distributor, and any duties, clearance charges, and federal, state or value-added taxes which may be applicable to the supply of the subject matter of this Agreement.

9.	Support

9.1.

Distributor shall establish a customer service desk at the expense of Distributor and shall inform all purchasers of the existence of the customer service desk with applicable contact information. The customer service desk shall be responsible for all customer inquiries, including acting as a trouble shooting center. Manufacturer reserves the right to monitor the effectiveness of the Distributor customer service desk from time to time. To this end, Distributor shall provide reasonable access to its customer service personnel and operations upon request by Manufacturer. If, in the reasonable opinion of Manufacturer, the quality of service provided by the Distributor customer service desk has fallen below a reasonably acceptable standard, Manufacturer shall give notice to Distributor that service levels are unacceptable, with particulars of the presence or absence of substandard service. Distributor shall be deemed to be in default under the Agreement upon the giving of notice. Failure by Distributor to remedy the problems cited in the notice within sixty 60 days of the date of Delivery of notice and shall entitle Manufacturer to its termination remedies under Clause 15.2.

9.2.	Distributor shall also provide, at its sole expense, reasonable "after sale" support to Qualified End-users.

9.3.	Distributor shall maintain customer complaint files pursuant to applicable regulatory requirements.

10.	Training

10.1.	Distributor is solely responsible for training Qualified End-users on the use of the Product and providing certification of designated personnel of Qualified End-users.

10.2.

Distributors shall submit to Manufacturer for written pre-approval all written training materials to be supplied by Distributors to Qualified End-users. Such approval shall not be unreasonably withheld.

11.	Sales & Marketing

11.1.	Distributor shall actively market the Product in the Territory.

11.2.	Distributor shall, provide and maintain a proper and sufficient sales force.

11.3.	Distributors shall submit to Manufacturer for written pre-approval all written sales and marketing materials to be used by Distributor.

11.4.

Manufacturer shall, at its own expense, provide Distributor with electronic copies of marketing and technical information concerning the Product, brochures, instructional material, advertising literature, and other Product data. Distributor is responsible for reproducing this material at its own expense unless otherwise negotiated with Manufacturer.

11.5.

Manufacturer shall inform Distributor of new product developments that are competitive with the Product and other market information and competitive information as discovered by Manufacturer from time to time.

11.6.

Distributor shall neither advertise the Product outside the Territory nor actively solicit sales from purchasers located outside the Territory, without the prior written consent of Manufacturer, except it may advertise the Product on its website(s) and solicit sales from purchasers that call after visiting the website. If a potential purchaser is located in a territory outside the Territory, Distributor shall provide the contact information to Manufacturer to pursue.

11.7.

If and when Manufacturer receives any inquiries regarding Product from a prospective buyer in the Territory, Manufacturer shall inform the prospective buyer that there is an authorized agent in the Territory and shall immediately forward to Distributor the contact information for the prospective buyer.

12.	Reporting

Distributor shall provide quarterly reports for Unit sales, inventory, market trend and other information reasonably requested by Manufacturer.

13.	Manufacturer's Trademarks

13.1.

During the Term of this Agreement, Distributor may indicate to the public that it is an authorized distributor of the Product and advertise (within the Territory) such Product under Manufacturer's Trademarks. Nothing herein shall grant Distributor any right, title, or interest in Manufacturer's Trademarks. At no time during or after the Term of this Agreement shall Distributor challenge or assist others to challenge Manufacturer's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to Manufacturer's Trademarks.

13.2.

All presentations of Manufacturer's Trademarks that Distributor intends to use shall first be submitted in writing to Manufacturer for approval (which approval shall not be unreasonably withheld and which approval shall be communicated to Distributor within two business days of request) of design, color, and other details or shall be exact copies of those used by Manufacturer.

13.3.	Distributor shall not modify, white label or delete the name, serial number, model number or trademark attached to or marked on Product.

14.	No Partnership or Joint Venture

Nothing contained in this Agreement shall be construed to (i) give any Party the power to direct and control the day-to-day activities of the other, (ii) constitute the Parties as partners, joint ventures, co-owners or otherwise, or (iii) allow Distributor to create or assume any obligation on behalf of Manufacturer for any purpose whatsoever. All financial and other obligations associated with Distributor business are the sole responsibility of Distributor.

15.	Term and Termination

15.1.	This Agreement shall be for a term of three years commencing on the Effective Date and shall be automatically renewable for further three (3) year periods, unless earlier terminated.

15.2.	This Agreement may be terminated:

15.2.1.

at the option of either Party if the other Party materially defaults in the performance or observance of any of its obligations hereunder and fails to remedy the default within Ninety (90) days after the date of written demand therefore;

15.2.2.

at the option of either Party if the other Party becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or if a receiver or trustee in bankruptcy is appointed for the other Party, or if any proceeding in bankruptcy, receivership, or liquidation is instituted against the other Party and is not dismissed within 30 days following commencement thereof; or

	15.2.3.	at the option of Manufacturer, under Clause 4.5.

15.3.

Each Party's trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, demonstrators, literature, and sales aids of every kind shall remain the property of that Party. Within 30 days after the termination of this Agreement, each Party shall return all such items to the other Party. Neither Party shall make or retain any copies of any confidential items or information that may have been entrusted to it. Effective upon the termination of this Agreement, each Party shall cease to use all trademarks, and trade names of the other Party.

16.	Quality Inspection and Warranty

16.1.

Upon receipt of Product, Distributor or its agent shall inspect Product to ensure they meet Distributor's quality standards. If a Unit or any part thereof does not meet the applicable quality standard, Manufacturer shall replace the defective Unit or part without charge.

16.2.

Distributor shall provide written notice of failure of a Unit to meet applicable quality standards within 30 days of Distributor's receipt of Unit. The written notice shall provide a detailed explanation of the deficiencies associated with the Unit.

16.3.

Manufacturer warrants that, for a period of one year from date of Delivery, the Product supplied under this Agreement shall be free from defects resulting from defective materials or workmanship. Manufacturer shall provide, at its option and without charge, replacement parts or repairs for Product which fail as a direct result of defective materials or workmanship with the warranty period. The supply of these products must include delivery and the associated transport insurance.

16.4.	The warranties in Clauses 16.1 and 16.3 above are limited warranties and do not apply in the following circumstances:

	16.4.1.	the Product has been damaged by misuse, accident, negligence or failure to provide and maintain the environmental requirements for such Product specified by Manufacturer,

16.4.2.	the Product has been damaged by modifications, alterations or attachments not authorized by Manufacturer; or

16.4.3.	the Product has not been installed and operated in accordance with instructions of Manufacturer.

16.5.

The warranties set forth in this Agreement are the sole warranties made by Manufacturer with respect to the Product, and Manufacturer makes no other warranties or representations, express or implied, with respect to the Product. Manufacturer disclaims and excludes any implied warranty of fitness for a particular purpose. Distributor acknowledges that there are no warranties that extend beyond the warranties described in this Agreement.

17.	Confidentiality

The Parties acknowledge that by reason of the relationship hereunder each Party shall have access to certain information and materials concerning business plans, pricing, discount conditions, customers, product specifications, technology, and products that is confidential and of substantial value, which value would be impaired if such information were disclosed to third parties. Neither Party shall use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by the other Party. In the event of termination of this Agreement, there shall be no use or disclosure by either Party of any confidential information.

18.	Notices

18.1.

All notices, requests or other communication required or permitted to be given under this Agreement shall be given in writing and shall be personally delivered, couriered or faxed and addressed as follows:

18.1.1.	to Meridian Co. Ltd.

3F Poonglim Tech-one B/D, 273-10, Sungsu-Dong 2 Ga, Seongdong-Gu, Seoul, Korea
Attention: Hyeon Seong Myeong
Facsimile: 82-2-2103-3333

18.1.2.	to LaserLipo sarl

Residence le Joli Mai, Allee 8, 2 Rue Auguste Tramier, 69130, Ecully, France
Attention: Mr. Charles Cobley
Facsimile: 0044 1732 860394

18.2.	Any notice personally delivered shall be effective on the date of Delivery and any notice sent by facsimile shall be effective on the day of transmission.

18.3.	Any notice delivered by courier shall be effective on the day of acknowledgment of written receipt of courier delivery.

18.4.	Any Party may give written notice of a change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

19.	Limitation on Liability

19.1.

The liability of Manufacturer for any cause whatsoever, and regardless of the forms of action, whether in contract or in tort, including negligence, shall be limited to the direct damage suffered by the end user of the Product, and any damages payable by Manufacturer shall not exceed the amount of money paid by Distributor to Manufacturer.

19.2.

Manufacturer shall not be liable to any person for any special, indirect or consequential damage, including lost profits, lost revenues, failure to realize expected savings, or other commercial or economic losses of any kind, even if Manufacturer had been advised or the possibility of such damage.

19.3.

In the event of termination by either Party in accordance with any of the provisions of this Agreement, neither Party shall be liable to the other, because of the termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of Manufacturer or Distributor.

20.	Reverse Engineering

During the Term of this Agreement and thereafter, Distributor shall not manufacture or have manufactured any devices, components or assemblies utilizing the intellectual property of Manufacturer.

21.	General

21.1.

Waiver. The failure by a Party to require performance of another Party of any provision hereof shall not affect in any way nor derogate from the full right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision hereof be held to be a waiver of the provision itself. No breach shall be excused unless such waiver or excuse of breach is in writing and signed by the waiving or excusing Party. No written waiver or excuse shall constitute a waiver or excuse of any other or subsequent breach.

21.2.

Arbitration. All disputes, controversies or differences which may arise between the Parties out of in relation to or in connection with this Agreement or for the breach thereof shall be settled by arbitration in Seoul, Korea in accordance with the Commercial Arbitration Rules of the Korean Commercial Arbitration Board and under the Law of the Republic of Korea. The proceedings shall be conducted in English and the award rendered by the arbitrator shall be final and binding upon the Parties.

21.3.	Translation. Regardless of any executed translations of this Agreement (e.g. Korean version), this English version of the Agreement shall have priority.

21.4.	No Assignment. The rights and obligations of Distributor under this Agreement may not be transferred or assigned directly or indirectly.

21.5.	Enurement. This Agreement shall be binding upon and inure to the benefit of the Parties, their successors and assigns.

21.6.

Entire Agreement. This Agreement supersedes any other agreements, either oral or written, among the Parties and contains all of the agreements among the Parties pertaining to its subject matter. The Parties acknowledge that no representations, inducements, promises or agreements, orally or otherwise, have been made by any Party or anyone acting on behalf of any Party that are not embodied herein. No modification hereof shall be effective unless in writing and signed by the Parties.

21.7.

Rights Cumulative. All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A Party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another parry's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

21.8.

Purchase Orders. Any purchase order issued in respect of this Agreement shall be subject to the terms and conditions of this Agreement and, in the event of any inconsistency between this Agreement and such purchase order, this Agreement shall govern unless Manufacturer expressly in writing consents to a term of the purchase order overriding this Agreement. If any purchase order introduces a term or condition not covered by this Agreement, then Manufacturer shall not be bound by such term of condition unless Manufacturer expressly in writing consents to such term or condition.

21.9.	Governing Law. The laws of the Republic of Korea shall govern this Agreement and the courts of the Republic of Korea shall have exclusive jurisdiction over this Agreement and its enforcement.

21.10.

Severability. If any provision of this Agreement not essential to its principal objectives is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way, and each Party agrees to interpret and apply the Agreement to implement its intent to the extent permitted by law.

21.11.	Survival. The obligations of both Parties under Clauses 13, 14, 17 and 19 shall survive the termination of this Agreement.

21.12.	Currency. All references in this Agreement to "dollars" or "$" are to US dollars, unless otherwise indicated.

21.13.

Force Majeure. Under no circumstances shall either Party be responsible for damages resulting from delays or inability to perform resulting from strike, accident, labor disputes or shortages, voluntary or involuntary compliance with any law, order, rule or regulation of government agency of authority, sabotage, acts of nature, fire, flood, plant shutdown, equipment failure, freight embargo, war, terrorism, civil disturbance, vendor problems or any other cause beyond the reasonable control of the Parties. The Party affected by such force majeure condition shall immediately notify the other Party of the existence of such condition.

THE PARTIES INTENDINGTO BE LEGALLY BOUND have executed this Agreement as of the date first written above:

MERIDIAN CO. LTD.
by its authorized signatory:
/S/ Hyeon Seung Myeong
____________________________________
H. S. MYEONG

LASER LIPO SRL.
by its authorized signatories:	/S/ Charles Cobley
Mr. CHARLES COBLEY

APPENDIX 1

Purchasing Schedule:

Quarter Targets	1 St Quarter			2nd Quarter			3rd Quarter			4th Quarter
Month	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sept	Oct	Nov	Annual
Year 1st	***	***	***	***	***	***	***	***	***	***	***	***	***
Year 2nd	***	***	***	***	***	***	***	***	***	***	***	***	***
Year 3rd	***	***	***	***	***	***	***	***	***	***	***	***	***
Total ***